EXHIBIT 99.1

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Commentary for the Week Ended February 6, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
2/6/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-1.28%	-1.28%	-2.19%
Class B Units	-1.29%	-1.29%	-2.28%

S&P 500 Total Return Index**	5.30%	5.30%	-3.57%
Lehman Long Government Index**	-0.48%	-0.48%	-8.94%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
●	Grant Park’s positions in the equity indices markets are predominantly short.
o
A bulk of this week’s setbacks were found in the North American equity indices markets.  Equities rallied on the belief the poor unemployment data, released last Friday, would ease the passing of President Obama’s stimulus package through the Senate.  With the U.S. unemployment rate reaching levels unseen for nearly two decades, speculators felt that the Senate would be met with a strong sense of urgency to pass the stimulus package.

o
In Asia, rallies in the Hang Seng Index also resulted in losses for Grant Park’s short positions.  Equity prices rose on hopes of a recovery in the global economy spurred by expectation of further stimulus activity by the Chinese government as well as the expected approval of the U.S. stimulus plan.

o	Helping offset sector setbacks were long positions in the Italian S&P/MIB Index. The rally in the index was predominantly fueled by strength in the technology sector across Europe.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.   HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Currencies
●	Grant Park’s positions in the currency markets are mixed.
o
After producing strong gains for the portfolio through the end of 2008, long positions in the Japanese yen accounted for the majority of losses this past week.  Boosted by gains in the U.S. equity markets, the dollar rallied against long yen positions resulting in setbacks.

o
A late-week slide in the dollar against short euro positions also added to setbacks for the portfolio.  Dismal results from Friday’s unemployment report were the primary driver behind the dollar’s decline.

o
The slide in the dollar against several emerging currencies registered profits for Grant Park.  Long positions in the South African rand, Brazilian real, Turkish lira, and Indonesian rupiah earned profits this past week helping offset sector losses.

Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
Offsetting losses in the fixed income sector this past week were gains made in the European fixed income markets.  Weak industrial production figures from Germany offered support to the belief that economic troubles in the Eurozone may continue, driving prices higher on risk-averse debt instruments.

o
Comments made by the European Central Bank also strengthened fixed income prices.  During last week’s meeting, the ECB signaled that it may be cutting rates in the near future to boost the economy which in turn drove prices upwards.  Among the top performers in the sector were long positions in the Euribor and German Bund markets.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.   HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.